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                                                                   EXHIBIT 10.32

                    FIRST AMENDMENT TO STANDARD INDUSTRIAL
                     LEASE-NET BETWEEN WILLIAM L. PENZNER,
                   TRUSTEE OF THE WILLIAM L. PENZNER TRUST,
                 AS LESSOR, AND RAMA MEDIA INVESTMENTS, INC.,
               A TENNESSEE CORPORATION, OR ASSIGNEE, AS LESSEE


     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is dated as of September 19, 1992, by and between William L. Penzner, Trustee of the William L. Penzner Trust, as Lessor, and Rama Media Investments, Inc., a Tennessee corporation, or Assignee, as Lessee and is intended to amend that certain Standard Industrial Lease-Net between Lessor and Lessee dated, for references purposes only, April 10, 1992, together with the Addendum to Lease attached thereto. The Addendum to Lease and the Lease are collectively referred to herein as the "Lease". All capitalized terms used and not defined in this First Amendment shall have the same meaning as set forth in the Lease. This First Amendment is entered into with reference to the following background facts:

     A. Lessor and Lessee have determined that, as a result of the policies and practices of the City of West Hollywood and other regulatory agencies, Lessee shall require additional time in order to determine whether it would be feasible to obtain all permits, licenses and approvals required for Lessee's proposed use of the Premises.

     B. Lessor and Lessee have agreed, in lieu of Lessee exercising the Cancellation Right at this time, to extend the term of the Contingency Period, revise the terms for the payment of Base Rent and modify certain terms concerning the Contingency Period and the Cancellation Right.

     C. Lessor and Lessee have further agreed to modify the terms of the Lease to provide Lessee with an additional option to extend the terms of the Lease, to modify certain provisions concerning Common Area Maintenance and to provide certain limitations upon Lessee's first right of refusal concerning certain of the Refusal Premises, all on the terms and conditions more fully set forth hereinbelow.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Recitals. Each and all of the foregoing recitals of background facts are
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incorporated herein by this reference as though set forth herein verbatim.


     2. Base Rent.  Notwithstanding the provisions of Paragraphs 4 and 50 of the
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Lease, Lessee shall pay Base Rent in accordance with the following:


        (a) For the period September 10, 1992 through October 9, 1992, Base Rent shall be $20,000, which amount the parties acknowledge has been previously paid by Lessee to Lessor.

        (b) For the period commencing October 10, 1992, and continuing through and including the lease month ending July 9, 1993, the aggregate Base Rent shall be $40,000, payable in one lump payment on or before October 10, 1992.

        (c) The monthly Base Rent for the lease month commencing July 10, 1993 and ending August 9, 1993 shall be $20,000. Commencing with the lease month commencing August 10, 1993, and continuing through the lease month ending April 9, 1994, monthly Base Rent shall be $25,000.


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          (d) Commencing on April 10, 1994, Base Rent shall be payable in accordance with the provisions of Paragraph 50C of the Lease.

     3.   Contingencies. Notwithstanding the provisions of Paragraph 54 of
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the Lease to the contrary, the parties agree that the Contingency Period and
Lessee's Cancellation Right shall continue through and including June 30, 1993. Lessee acknowledges and agrees that any Base Rent paid prior to the exercise of the Cancellation Right shall be retained by Lessor as consideration for Lessor's agreement to extend the term of the Contingency Period. Lessor acknowledge and agrees that, in consideration for Lessee's payment of the Base Rent during the Contingency Period and Lessor's right to retain such Base Rent in the event Lessee exercises the Cancellation Right, and in addition to the rights to exercise the Cancellation Right as set forth in Paragraph 54 of the Lease, Lessee may exercise the Cancellation Right at any time during the Contingency Period in the event Lessee, in its sole discretion, determines that Lessee (i) will be unable to construct and/or remodel the Premises in accordance with Lessee's intended plans and specifications, (ii) is unable to satisfy itself that the parking situation concerning the Property (including the dispute involving the neighboring tenant known as Butterfields) cannot be resolved in a manner satisfactory to Lessee, or (iii) is unable to obtain any Permits or approvals reasonably necessary or required to operate the Premises as a "blues" oriented restaurant, bar, live music, live entertainment and dance venue.

     4.   Option to Renew. Paragraph 49 of the Lease is deleted in its
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entirety and in lieu thereof shall be inserted the following:

        "49.  Option to Renew.  Lessor hereby grants to Lessee two (2) options
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     (individually an "Option" and collectively the "Options") to renew the term of the Lease. The first option (the "First Option") shall be for an additional period of ten (10) years (the "First Option Term"), and shall be exercised by Lessee's delivery to Lessor of written notice of its election to exercise the First Option at least three (3) months prior to the expiration of an initial term of the Lease. The second option (the "Second Option") shall be for an additional period of thirteen (13) years (the "Second Option Term"), and shall be exercised by Lessee's delivery to Lessor of written notice of its election to exercise the Second Option at least three (3) months prior to the expiration of the First Option Term.
     The First Option Term and the Second Option Term are sometimes hereinafter collectively designated the "Option Term".

          In the event Lessee elects to exercise the Options, all of the terms and conditions of the Lease shall remain unmodified and in full force and effect, except that during the First Option Term the monthly base rent shall be increased by Two Thousand Dollars ($2,000) over the monthly base rent for the last month of the initial term of the Lease, and during the Second Option Term the monthly base rent shall be increased by Two Thousand Dollars ($2,000) over the monthly base rent for the last month of the First Option Term. The monthly base rent during each Option shall be further increased by Two Thousand Dollars ($2,000) every 24 months thereafter on the anniversary of the Lease Commencement Date, such that the rental schedule described in Section 50 below shall apply."
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     5.  Rent.  Paragraph 50.C of the Lease shall be modified by the addition
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of the following at the end of such paragraph:

         Second Option Term
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         Lease Years                    Monthly Base Rent
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         Years 21-22                        $40,000
         Years 23-24                        $42,000
         Years 25-26                        $44,000
         Years 27-28                        $46,000
         Years 29-30                        $48,000
         Years 31-32                        $50,000
         Year 33                            $52,000

     6.  Extension Consideration.  In consideration for Lessor's grant to Lessee
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of the Second Option, Lessee shall pay to Lessor the amount of One Hundred
Thousand Dollars ($100,000) (the "Extension Consideration"). Payment of the Extension Consideration shall be contingent upon and paid upon the last to occur of (i) the waiver by Lessee or satisfaction of all of the contingencies set forth in Paragraph 54 of the Lease and Paragraph 3 of this Addendum, and (ii) Lessee's receipt of all governmental and regulatory approvals and permits (and the expiration of all appeal periods pertaining thereto) necessary to permit Lessee to construct its proposed improvements on the Property. It shall be a condition to the effectiveness of the Second Option that Lessor shall have received the Extension Consideration.

     7.  Common Area Maintenance.  Lessor has requested that Lessee manage the
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maintenance of the parking areas of the Property.  Lessee has agreed to provide such management for the maintenance of such parking areas provided (i) Lessor, Lessee and the tenant of the premises commonly known as "Butterfields" (the "Butterfields Tenant") enter into an agreement substantially in accordance with the provisions of Paragraph 55 of the Lease which provides for the sharing of the expense of the maintenance of such parking areas, on a pro rata basis, by the Butterfields Tenant and Lessee and (ii) the provisions of Paragraph 9 below are satisfied.

     8.  Modification of First Right to Lease Other Structures.  Paragraph 65 of
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the Lease provides Lessee with a first right of refusal to lease all other structures on the Property upon the termination of the existing leases of such structures. The Butterfields Tenant has requested that Lessor extend the term of the lease for the premises occupied by Butterfields (the "Butterfields Premises") so that the expiration of the term of the lease for the Butterfields Premises, including all options pertaining thereto, shall expire no later than September 30, 2002. Provided the provisions of Paragraph 9 below are satisfied, Lessee shall waive its right of first refusal with regard to the Butterfields Premises only to the extent that Lessee shall permit Lessor to extend the term of the Butterfields lease, including all options pertaining thereto, so that such term shall expire no later than September 30, 2002. Such waiver shall not be deemed a waiver of such right of first refusal with regard to any of the other Refusal Premises or with regard to the Butterfields Premises for the period commencing October 1, 2002.

     9.  Contingency Regarding Butterfields' Cooperation. Lessor and Lessee
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acknowledge that the Butterfields Tenant has undertaken certain actions which may interfere with Lessee's ability to complete its proposed improvements on the Premises. Lessor and Lessee further acknowledge that the Butterfields Tenant has claimed certain rights in the parking areas of the Property in excess of the parking rights contemplated by Lessor and Lessee. It is expressly acknowledged and agreed that the provisions of Paragraph 7 above concerning the modification of Paragraph 55 of the Lease, and provisions of Paragraph 8 above concerning Lessee's waiver of its right of first refusal to permit an extension of the term of

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the Butterfields lease shall be expressly contingent upon the Butterfields
Tenant, and its affiliated individuals and entities (i) cooperating with and affirmatively, fully supporting Lessee's proposed improvements to the Premises, which support shall include the execution of all documents, and the non-opposition of all applications made by Lessee in connection with such improvements, and (ii) Lessee and the Butterfields Tenant entering into an agreement on terms acceptable to Lessee concerning the utilization and maintenance of the parking areas of the Property.

     10. Pull Force and Effect. Except as modified herein, the Lease remains
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unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

                                "LESSOR"




                                 /s/ William L. Penzner Trustee (Pres)
                                ------------------------------------------
                                WILLIAM L. PENZNER, Trustee of the
                                William L. Penzner Trust


                                "LESSEE"

                                RAMA MEDIA INVESTMENTS, INC.,
                                a Tennessee corporation



                                By:  /s/ Isaac Tigrett
                                   --------------------------------------
                                   Isaac Tigrett, President